FORM NO. 3a	Registration No. 36332
BERMUDA
CERTIFICATE OF INCORPORATION
ON CHANGE OF NAME
I HEREBY CERTIFY that in accordance with section 10 of the Companies Act of 1981 Aries Maritime Transport Limited by resolution and with the approval of the Registrar of Companies has changed its name and was registered as NewLead Holdings Ltd. on the 11th day of December 2009.

[NOTARY SEAL]	Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 21st day of December 2009.

/s/ Maria Boodram

for Registrar of Companies